UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2014
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77, 52nd Avenue St.-Hippolyte, Quebec, Canada	J8A 3L3
(Address of principal executive offices)	(Zip Code)

(438) 500-1309
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 11, 2014, the Board of Directors of Technologies Scan Corp., a Nevada corporation (the “Corporation”), authorized the execution of that certain securities exchange agreement dated March 11, 2014 (the "Securities Exchange Agreement") among the Company, PetVivo Inc., a Minnesota corporation ("PetVivo"), and the shareholders of PetVivo who hold of record the total issued and outstanding shares of common stock of PetVivo (the “PetVivo Shareholders”). In accordance with the terms and provisions of the Securities Exchange Agreement, the Corporation shall acquire all of the issued and outstanding shares of stock of PetVivo from the PetVivo Shareholders, thus making PetVivo its wholly-owned subsidiary, in exchange for the issuance to the PetVivo Shareholders of an aggregate 2,310,939,804 shares of its restricted common stock of the Corporation.

In further accordance with the terms and provisions of the Securities Exchange Agreement: (i) John Lai shall be appointed as the President/Chief Executive Officer, Chairman and a member of the Board of Directors of the Corporation; (ii) John F. Dolan shall be appointed as the Secretary and Treasurer/Chief Financial Officer and a member of the Board of Directors of the Corporation; (iii) Gilbert Pomerleau shall resign as the Treasurer/Chief Financial Officer and member of the Board of Directors of the Corporation; and (iv) Ghislaine St-Hilaire shall resign as the President/Chief Executive Officer of the Corporation and as a member of the Board of Directors of the Corporation.

The Board of Directors anticipates the closing of the Securities Exchange Agreement to occur within five business days from the date of this Current Report.

Thus, this will represent a change in control of the Corporation and a change in business operations. Therefore, based on the change in control of the Corporation, the business operations of the Corporation will change to that of PetVivo involving innovative biomedical devices, which the Corporation will focus on the licensing and commercialization for pets or pet therapeutics. New management of the Corporation believes that it can leverage the investments in the human biomaterials and medical device industries to commercialize therapeutics to pets in a capital and time efficient way. Its strategy is to in-license proprietary products from human medical device companies specifically for use in pets. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than the more stringently regulated pharmaceuticals. PetVivo has secured exclusive rights to its first product, an osteoarthritis medical device, which has been shown to be both safe and efficacious. New management believes the administration of these initial therapeutic devices exceeds the benefits of those found in current remedies. Therefore, the commercialization of PetVivo’s initial therapeutic devices will provide veterinarians and pet owners safe, effective, and long-lasting treatments to improve the pet’s quality of life.

PetVivo, has recently entered into an exclusive license agreement and manufacturing and supply agreement with Gel-Del Technologies, Inc. PetVivo has licensed protein-based biomaterials for the treatment of pain and inflammation associated with osteoarthritis in canine and equine. PetVivo believes that its treatment is superior to current methodology of using NSAID’s. NSAID’s have many side effects in canines and the company’s treatment has less to none of the side effects. PetVivo believes that there are opportunities to expand into the bovine and feline markets.

PetVivo plans to commercialize its products in the United States through distributor relationships and complemented by the use of social media educating and informing the pet owners, and in Europe and rest of world through commercial partners.

The foregoing is a summary description of the terms and conditions of the Securities Exchange Agreement and does not purport to be complete and is qualified in its entirety by reference to the Securities Exchange Agreement, which is filed as Exhibits 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Exchange Agreement dated March 11, 2014 among Technologies Scan Corp., PetVivo Inc., and the shareholders of PetVivo Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.

DATE: March 13, 2014	By:	/s/ Ghislaine St.-Hilaire
	Name:	Ghislaine St.-Hilaire
	Title:	President